EXHIBIT 10.10

WORLD MONITOR TRUST III

TRADING ADVISORY AGREEMENT

PASKEWITZ ASSET MANAGEMENT, LLC

This TRADING ADVISORY AGREEMENT (“Agreement”), made as of the 24th day of March, 2010, by and among WORLD MONITOR TRUST III – Series J (hereafter, “Series J”), a separate series of World Monitor Trust III, a Delaware statutory trust (the “Trust”), KENMAR PREFERRED INVESTMENTS CORP., a Delaware corporation (the “Managing Owner”), and Paskewitz Asset Management, LLC , a limited liability company organized under the laws of Delaware (the “Trading Advisor”).

W I T N E S S E T H :

WHEREAS, the Trust has been organized to trade, buy, sell or otherwise acquire, hold or dispose of foreign exchange financial instruments, currencies, futures and any rights pertaining thereto and any options thereon and to engage in all activities incident thereto (the foregoing forms of investment being collectively referred to herein as “Financial Instruments”);

WHEREAS, the Managing Owner is the managing owner of the Trust; and

WHEREAS, the Trust is making a private offering pursuant to Regulation D under the Securities Act of 1933, as amended (the “1933 Act”) of beneficial interests (the “Offering”) in the Trust (the “Interests”) evidenced by different series of Interests (each, a “Series”) and in connection therewith, the Trust has prepared a Confidential Private Placement Memorandum and Disclosure Document (the “Memorandum”) for the offering of Series J Interests; and

WHEREAS, the Managing Owner is authorized to utilize the services of one or more professional commodity trading advisors in connection with the Financial Instruments trading activities of Series J; and

WHEREAS, the Trading Advisor is registered as a commodity trading advisor under the United States Commodity Exchange Act, as amended (the “CE Act”), and is a member of the National Futures Association (the “NFA”) as a commodity trading advisor and will maintain such registration and membership for the term of this Agreement; and

WHEREAS, Series J and the Managing Owner desire the Trading Advisor to enter into this Agreement and, upon the terms and conditions set forth herein, to act as a trading advisor in Series J and to make Financial Instrument trading decisions for Series J with respect to Series J’s assets allocated to the Trading Advisor for management using the Trading Advisor’s Contrarian Stock Index Program (the “Program”) in an account at Newedge USA, LLC (the “Account”), and the Trading Advisor desires so to act; and

WHEREAS, the Trading Advisor is engaged in the business of making trading decisions on behalf of investors in the purchase and sale of certain Financial Instruments.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. Undertakings of the Trading Advisor

(a) Furnish Information for the Memorandum. The Trading Advisor agrees:

(i) to make all disclosures necessary or appropriate regarding the Trading Advisor and its affiliates, their trading performance and trading systems, methods, models, strategies, and formulae (subject to the need to preserve the secrecy of proprietary information concerning such trading systems, methods, models, strategies, and formulae), and other kinds or information (A) to be included in the Memorandum or (B) to comply with any applicable law, rule or regulation of any regulatory authority having jurisdiction, and

(ii) to otherwise cooperate with the Managing Owner and its designees in preparing the Memorandum and any documents filed with the authorities of any jurisdiction or regulatory authority and in complying with any law, rule, or regulation, including but not limited to cooperating with and furnishing actual performance data and other information to the Managing Owner and its designees in connection with any due diligence or other investigation which may be conducted at any time and from time to time.

(b) Update Information in the Memorandum. If the Trading Advisor shall become aware of any materially untrue or misleading statement of a fact or any omission of a material fact contained in the Memorandum regarding the Trading Advisor or its affiliates or their trading performance or trading systems, methods, models, strategies, or formulae or of the occurrence of any event or change in circumstances which shall have resulted or could result in there being any such materially untrue or misleading statement of a material fact or any such omission of a material fact, the Trading Advisor immediately shall inform the Managing Owner and cooperate with the Managing Owner and its designees in the preparation of any necessary amendments or supplements to the Memorandum.

(c) Performance Reporting. During the term of this Agreement, the Trading Advisor shall provide the Managing Owner on a monthly basis within thirty (30) days after the end of each month with a composite table or tables (in form and substance mutually acceptable to the parties) reflecting the estimated actual performance in the aggregate, on a monthly basis, of accounts directed by the Trading Advisor and/or its affiliates that follow the Program. As used in this Agreement, the term “direct” or “directed” shall have the meaning given to such term in Section 4.10(f) of the Commodity Pool Operators and Commodity Trading Advisors Regulations promulgated under the CE Act by the Commodity Futures Trading Commission (the “Commodity Regulations”).

(d) Access to Books and Records. Upon notice to the Trading Advisor, Series J, the Managing Owner and their affiliates shall have the right to have access to and to inspect and copy such books and records as may enable them to verify the accuracy and completeness of or to supplement as necessary the data furnished by the Trading Advisor pursuant to Section 1(c) of this Agreement or to verify compliance with the terms of this Agreement (subject to the need to preserve the secrecy of proprietary information concerning such trading systems, methods, models, strategies, and formulae and of customer names and other identifying information).

(e) Marketing of the Interests. Neither the Trading Advisor nor its employees, affiliates, or agents, the stockholders, directors, officers, employees, principals, affiliates, or agents of such affiliates, or their respective successors or assigns shall use, publish, circulate, or distribute the Memorandum (including any amendment or supplement thereto) or any related solicitation material nor engage in any marketing, sales, or promotional activities in connection with the offering of units of beneficial interest.

(f) Management of Other Accounts. During the term of this Agreement, the Trading Advisor and its officers, members, employees, and affiliates shall be free to advise other investors as to the purchase and sale of Financial Instruments, to manage and trade other investors’ Financial Instrument accounts, and to trade for and on behalf of their own proprietary Financial Instrument accounts. However, under no circumstances shall the Trading Advisor or any of its officers, members, employees, or affiliates favor any account directed by any of them (regardless of the date on which they began or shall begin to direct such account) over Series J’s Account in any way or manner, that is inconsistent with the trade allocation and execution policies followed by the Trading Advisor for accounts that are traded pursuant to the Program.

(g) Availability of Reports. At the request of Series J or the Managing Owner, the Trading Advisor and its officers, members, employees, and affiliates promptly shall make available to Series J and the Managing Owner copies of the normal daily, monthly, quarterly, and annual, as the case may be, written reports reflecting the performance of accounts advised, managed, owned, or controlled by the Trading Advisor and its officers, members, employees, and affiliates (subject to the need to preserve the secrecy of customer names and other identifying information). At the request of Series J or the Managing Owner, the Trading Advisor promptly shall deliver to Series J and the Managing Owner a satisfactory written explanation, in the judgment of Series J, of differences, if any, in the performance of Series J’s Account.

(h) Portfolio Managers. The Trading Advisor’s managers for Series J shall be Bradford Paskewitz and Diana King (the “Portfolio Managers”) and the Portfolio Managers shall be responsible for all investment and trading activity of Series J hereunder on behalf of the Trading Advisor. The Trading Advisor will notify the Managing Owner promptly if any Portfolio Manager either (i) dies, (ii) is adjudicated incompetent or becomes disabled for 90 consecutive days, (iii) otherwise ceases to be active in the affairs of Series J, or (iv) ceases (or threatens to cease) being employed by the Trading Advisor.

(i) Non-Solicitation. The Trading Advisor agrees that neither it nor its affiliates will take any steps to solicit Series J’s investors or to cause any investor in Series J to withdraw from or reduce its investment in Series J; provided, however, that this Section 2(i) shall not apply to any investor in Series J with whom the Trading Advisor had a relationship prior to the date of this Agreement.

2. Duties of the Trading Advisor

(a) Allocated Assets and Trading Policies. Upon the funding of the Account by Series J for the Trading Advisor, the Trading Advisor shall act as a trading advisor for the Account. The Trading Advisor shall have authority and responsibility for directing the investment and reinvestment of the Trading Advisor’s Allocated Assets (as defined below) in Financial Instruments pursuant to and in accordance with the Trading Advisor’s trading systems, methods, models, strategies, and formulae as set forth in the Memorandum, and as refined and modified from time to time in the future in accordance herewith, for the period and on the terms and conditions set forth herein and in accordance with Series J’s trading policies as from time to time in effect, as described in the Memorandum. As used in this Agreement, the Trading Advisor’s “Allocated Assets” shall mean the nominal assets committed by Series J in writing to the Account with respect to the trading program of the Trading Advisor described in the Program Disclosure (as defined in Section 2(c)). The initial Allocated Assets shall be set forth in the trading authorization described in Section 2(d). Allocated Assets may be increased at any time by the Managing Owner with the consent of the Trading Advisor and may be decreased at any time (including to zero) in the sole discretion of the Managing Owner or Series J. The Managing Owner shall notify the Trading Advisor in writing of the Allocated Assets for a particular month.

In the event the Trading Advisor requests to use a trading program, system, method or strategy other than or in addition to the trading programs, systems, methods or strategies comprising the trading approach of the Program in connection with trading for Series J (including, without limitation, the deletion or addition of an agreed upon trading program, system, method or strategy to the then agreed upon trading approach utilized by the Program), either in whole or in part, the Trading Advisor may not do so unless both Series J and the Trading Advisor consent thereto in writing.

The Trading Advisor shall provide Series J prior written notice of any proposed material change in its Program, and agrees not to make any material change in the Program (as applied to Series J) over the objection of Series J, it being understood that the Trading Advisor shall be free to institute non-material changes in its Program (as applied to Series J) without prior written notification. Without limiting the generality of the foregoing, refinements to the Program, and the deletion (but not the addition) of Financial Instruments (other than the addition of Financial Instruments then being traded (i) on organized domestic exchanges, (ii) on foreign exchanges recognized by the Commodity Futures Trading Commission (“CFTC”) as providing customer protections comparable to those provided on domestic exchanges, or (iii) in the interbank foreign currency market) to or from the Program, and variations in the leverage principles and policies utilized by the Trading Advisor, shall not be deemed a material change in the Program, and prior approval of Series J shall not be required therefore.

(b) Brokerage Confirmation and Reports. Series J will instruct its brokers and counterparties to furnish the Trading Advisor with copies of all trade confirmations, daily equity runs, and monthly trading statements relating to the Allocated Assets. The Trading Advisor will maintain records and will monitor all open positions relating thereto; provided, however, that the Trading Advisor shall not be responsible for any errors by Series J’s brokers or counterparties. The Trading Advisor shall, at Series J’s request, make a good faith effort to provide Series J with copies of all trade confirmations, daily equity runs, monthly trading reports or other reports sent to the Trading Advisor by Series J’s commodity broker regarding Series J, and in the Trading Advisor’s possession or control, as Series J deems appropriate if Series J cannot obtain such copies on its own behalf. Upon request, Series J will provide the Trading Advisor with accurate information with respect to the Allocated Assets.

(c) Errors. The Trading Advisor shall have the obligation to notify immediately the appropriate broker and/or floor broker and/or dealer and the Managing Owner of any material error committed by the Trading Advisor or its employees, affiliates, agents, or their respective successors or assigns. Furthermore, the Trading Advisor shall have the obligation to identify, whether in brokerage statements, confirmations, or otherwise, and notify immediately after receipt of such document the broker and/or floor broker and/or dealer and the Managing Owner and Series J of any order or trade which the Trading Advisor believes was not executed in accordance with the Trading Advisor’s instructions to any broker or floor broker or dealer and shall utilize its reasonable efforts to cause the error or discrepancy to be corrected.

(d) Delivery of Program Disclosure The Trading Advisor has delivered to the Managing Owner and Series J a description of the Program, which is attached hereto as Exhibit A describing the trading strategy to be used with respect to the Trading Advisor’s management of the Account (the “Program Disclosure”) and shall, during the term of this Agreement, deliver to the Managing Owner copies of any amendments thereto.

(e) Trading Authorization.

(i) Prior to Series J’s acceptance of trading advice from the Trading Advisor in accordance with this Agreement, Series J shall deliver to the Trading Advisor a trading authorization appointing the Trading Advisor Series J’s agent and attorney-in-fact for such purpose and setting forth the initial Allocated Assets.

(ii) The Managing Owner may terminate the Trading Advisor’s power-of-attorney hereunder at any time upon written notice to the Advisor.

(f) Trading Records. The Trading Advisor shall send to the Managing Owner or an affiliate (including the Administrator) copies of all trades made by the Trading Advisor on behalf of the Account in a form agreeable to the Managing Owner by the end of the Trading Advisor’s trading day on the day such trades are made.

(g) Notices. The Trading Advisor will notify the Managing Owner orally (to be confirmed in writing) promptly following the occurrence of any of the following events:

(i) The Trading Advisor modifies or revises its performance numbers so that there is a material difference between the previous numbers reported to the Managing Owner and the revised numbers;

(ii) The Trading Advisor merges, consolidates with, or sells or otherwise transfers its advisory business, all or a substantial portion of its assets, all or any portion of its Program or its goodwill;

(iii) The Trading Advisor becomes bankrupt or insolvent;

(iv) The Trading Advisor is unable to use any material part or aspect of its Program; or

(v) The Trading Advisor’s registration with the SEC, CFTC or other regulatory organization or membership in a self-regulatory organization, if any, as applicable, is revoked, suspended, terminated or not renewed, or limited, conditioned, restricted or qualified in any respect.

3. Trading Advisor Independent

For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and, unless otherwise expressly provided herein or with the prior written authorization of the Managing Owner, the Trading Advisor shall have no authority to act for or represent the Managing Owner, its affiliates, officers, directors or employees in any way and shall not otherwise be deemed to be an agent of the Managing Owner. Except as shall be specifically provided otherwise in this Agreement, nothing contained herein shall create or constitute the Trading Advisor and any other trading advisor or advisors for Series J or the Managing Owner as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other.

4. Fees

In consideration of and in compensation for the performance of the Trading Advisor’s services under this Agreement, the Trading Advisor shall receive from Series J a monthly management fee (the “Management Fee”) and a quarterly incentive fee (the “Incentive Fee”) as follows:

(a) The Trading Advisor shall be paid a Management Fee equal to 1/12% of 2.0% (0.1666667%) of Allocated Assets determined as of the close of business on the last day of each month

(an annual rate of 2.0%). For purposes of determining the Management Fee, any distributions, redemptions, or reallocation of the Allocated Assets made as of the last day of a month shall be added back to the Allocated Assets and there shall be no reduction for (i) any accrued but unpaid Incentive Fees due the Trading Advisor under paragraph (b) below for the period in which such fees are being computed, or (ii) any accrued but unpaid extraordinary expenses (as defined in the Fifth Amended and Restated Declaration of Trust and Trust Agreement, as the same may be amended from time to time (the “Trust Agreement”)) unless such extraordinary expenses are in connection with the Allocated Asset managed by the Trading Advisor. The Management Fee determined for any month in which the Trading Advisor manages the Allocated Assets for less than a full month shall be pro-rated, such proration to be calculated on the basis of the number of days in the month the Allocated Assets were under the Trading Advisor’s management as compared to the total number of days in such month, with such proration to include appropriate adjustments for any reallocation of Allocated Assets.

(b) The Trading Advisor shall be paid an Incentive Fee equal to twenty percent (20%) of “New High Net Trading Profits” (as hereinafter defined) generated on the Allocated Assets as of the close of business on the last day of each calendar quarter (the “Incentive Measurement Date”).

New High Net Trading Profits (for purposes of calculating the Trading Advisor’s Incentive Fee only) shall be computed as of the Incentive Measurement Date and shall include such profits (as outlined below) since the immediately preceding Incentive Measurement Date (each an “Incentive Measurement Period”).

New High Net Trading Profits for any Incentive Measurement Period will be the net profits, if any, from trading the Allocated Assets during such period (including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) and shall be calculated after the determination of (reduction for) the fees charged to Series J for brokerage commissions, Series J’s transaction fees, costs attributable to the Allocated Assets or its trading activities (including without limitation exchange fees and NFA fees), the Trading Advisor’s Management Fee, the operating expenses allocated by Series J to the Allocated Assets, and any extraordinary expenses (e.g., litigation, costs or damages) paid during an Incentive Measurement Period which are specifically related to the Trading Advisor, but before deduction of any Incentive Fees payable during the Incentive Measurement Period. New High Net Trading Profits shall not include interest earned or credited on the Allocated Assets.

New High Net Trading Profits shall be generated only to the extent that the Trading Advisor’s cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by the Trading Advisor as of a previous Incentive Measurement Date. Except as set forth below, net losses from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs or if this Agreement is terminated at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution or termination shall be treated as if it were an Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to Series J in an Incentive Measurement Period, distributions or redemptions paid or payable by Series J during an Incentive Measurement Period, as well as losses, if any, associated with redemptions, distributions, and reallocations of assets during the Incentive Measurement Period and prior to the Incentive Measurement Date (i.e., to the extent that assets are allocated away from the Trading Advisor (through redemptions, distributions or allocations caused by Series J), any loss carry-forward attributable to the Trading Advisor shall be reduced in the same proportion that the value of the assets allocated away from the Trading Advisor comprises the value of the Allocated Assets prior to such allocation away from the Trading Advisor. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

(c) Timing of Payment. Management Fees and Incentive Fees shall be paid generally within twenty (20) business days following the end of the period for which they are payable. If an Incentive Fee shall have been paid by the Trust to the Trading Advisor in respect of any calendar quarter and the Trading Advisor shall incur subsequent losses on the Allocated Assets the Trading Advisor shall nevertheless be entitled to retain amounts previously paid to it in respect of New High Net Trading Profits.

(d) Fee Data. Series J will provide the Trading Advisor with the data used by Series J to compute the foregoing fees generally within fifteen (15) business days of the end of the relevant period.

(e) Third Party Payments. Neither the Trading Advisor, nor any of its officers, directors, employees or stockholders, shall receive any commissions, compensation, remuneration or payments whatsoever from any broker with which Series J carries an account for transactions executed in the Account. The parties acknowledge that a spouse of any of the foregoing persons may receive floor brokerage commissions in respect of trades effected pursuant to the Program on behalf of Series J, which payment shall not violate the preceding sentence.

5. Brokers; Floor Broker; Dealers; Counterparties

(a) Brokers, Dealers and Counterparties. The Trading Advisor shall place orders for all transactions for the Account through such broker, dealer, counterparty or brokers, dealers and counterparties as determined by the Trading Advisor and subject to approval by the Managing Owner, provided that such orders shall be settled at a broker, dealer and/or counterparty as the Managing Owner shall direct from time to time in its sole discretion.

(b) Floor Brokers. Notwithstanding Section 5(a) of this Agreement, the Trading Advisor may place orders for Financial Instrument transactions for the Account through exchange floor brokers selected by the Trading Advisor, provided that in each such case the Managing Owner shall have given its prior written approval of: (i) the use by the Trading Advisor of a particular floor broker to effect specific Financial Instrument transactions for Series J; and (ii) the brokerage and floor commissions and fees and other transaction costs to be charged by such floor broker to effect such transactions.

6. Term and Termination

(a) Term. This Agreement shall commence on the date hereof and, unless sooner terminated pursuant to paragraphs (b), (c) or (d) of this Section 6, shall continue in effect until the close of business on the last day of the month ending twelve (12) full months following the date hereof (the “Initial Term”). Thereafter, unless this Agreement is terminated pursuant to paragraphs (b), (c) or (d) of this Section 6, this Agreement shall be renewed automatically on the same terms and conditions set forth herein for successive additional twelve-month terms, each of which shall commence on the first day of the month subsequent to the conclusion of the preceding term. Subject to Section 6(d)(iv) hereof, the automatic renewal(s) set forth in the preceding sentence hereof shall not be affected by (i) any allocation of the Allocated Assets away from the Trading Advisor pursuant to this Agreement, or (ii) the retention of other trading advisors following a reallocation, or otherwise.

(b) Automatic Termination. This Agreement shall terminate automatically in the event that Series J is dissolved. In addition, this Agreement shall terminate automatically in the event that the Allocated Assets decline as of the end of any business day by at least 40% from the Allocated Assets (i) as of the date hereof, or (ii) as of the first day of any calendar year, as adjusted in each instance on an ongoing basis by (A) any decline(s) in the Allocated Assets caused by distributions, redemptions, reallocations, and withdrawals, and (B) additions to the Allocated Assets caused by additional allocations.

(c) Optional Termination Right of Series J. This Agreement may be terminated at any time at the election of Series J in its sole discretion upon at least fifteen (15) days’ prior written notice to the Trading Advisor. This Agreement may also be terminated upon prior written notice, appropriate under the circumstances, to the Trading Advisor in the event that: (i) Series J determines in good faith that the Trading Advisor is unable to use its agreed upon Program to any material extent, as such Program may be refined or modified in the future in accordance with the terms of this Agreement for the benefit of Series J; (ii) the Trading Advisor’s registration as a commodity trading advisor under the CE Act or membership as a commodity trading advisor with the NFA is revoked, suspended, terminated or not renewed; (iii) Series J determines in good faith that the Trading Advisor has failed to conform, to (A) any of Series J’s trading policies and limitations, or (B) the Program; (iv) there is an unauthorized assignment of this Agreement by the Trading Advisor; (v) the Trading Advisor dissolves, merges or consolidates with another entity, or sells a substantial portion of its assets, or a change in any material respect in any portion of the Program utilized by the Trading Advisor for Series J, without the consent of Series J; (vi) the death, incapacity or disability of Steve Evans, (ix) the Trading Advisor becomes bankrupt or insolvent, or (x) there is a material breach of this Agreement by the Trading Advisor and after giving written notice to the Trading Advisor which identifies such breach and such material breach has not been cured within 10 days following receipt of such notice by the Trading Advisor or (xi) for any other reason, Series J determines in good faith that such termination is essential for the protection of Series J, including without limitation a good faith determination by Series J that the Trading Advisor has breached a material obligation to Series J under this Agreement relating to the trading of the Allocated Assets.

(d) Optional Termination Right of Trading Advisor. This Agreement may be terminated at any time after the expiration of the Initial Term at the election of the Trading Advisor in its sole discretion upon at least sixty (60) days’ prior written notice to the Managing Owner. This Agreement may be also terminated upon prior written notice, appropriate under the circumstances, to Series J in the event: (i) of the receipt by the Trading Advisor of an opinion of independent counsel reasonably satisfactory to the Trading Advisor and Series J that by reason of the Trading Advisor’s activities with respect to Series J it is required to register as an investment adviser under the Investment Advisers Act of 1940 and it is not so registered; (ii) that the registration of the Managing Owner as a commodity pool operator under the CE Act or its NFA membership as a commodity pool operator is revoked, suspended, terminated or not renewed; (iii) that Series J imposes additional trading limitation(s) which the Trading Advisor does not agree to follow in its reasonable discretion in its management of the Allocated Assets; (iv) Series J elects to have the Trading Advisor use a different trading approach in the Trading Advisor’s management of the Allocated Assets from that which the Trading Advisor is then using to manage such assets and the Trading Advisor objects (in its reasonable discretion) to using such different trading approach; (v) there is an unauthorized assignment of this Agreement by Series J; (vi) there is a material breach of this Agreement by Series J and after giving written notice to Series J which identifies such breach and such material breach has not been cured within 10 days following receipt of such notice by Series J; or (vii) the Trading Advisor provides Series J with written notice, at least ninety (90) days prior to the end of the then current term, of the Trading Advisor’s desire and intention to terminate this Agreement as of the end of the then current term.

(e) Termination and Open Positions. If terminated for any reason by either party, the Trading Advisor will proceed to liquidate all positions on the following business day or days if there are intervening holidays unless notified in writing by Series J that no liquidation of positions is required.

(f) Foreign Currency. The Trading Advisor shall be solely responsible for converting any foreign currency balances.

(g) Indemnities and Fee Payment Obligations Survive Termination. The fee payment obligations set forth in Section 4 (with respect to periods on or before the date of termination) and the indemnities set forth in Section 9 of this Agreement shall survive any termination hereof.

7. Position Limits

(a) Compliance with Limits. The Trading Advisor shall not enter into or own, hold, or control any position in any Financial Instrument or control any other Financial Instrument account (either alone or aggregated with the positions of any other person if such aggregation shall be required by any law, rule, regulation or any regulatory or self-regulatory authority having jurisdiction) or render trading advice to any other person or otherwise engage in activity which would cause Series J or the Trading Advisor to be in violation of any applicable position limits (“Limits”).

(b) Liquidation of Positions to Comply with Limits. If applicable Limits shall be exceeded or are about to be exceeded in any Financial Instrument by the Trading Advisor (either alone or aggregated with the positions of any other person if such aggregation shall be required by any law, rule, regulation or any regulatory or self-regulatory authority having jurisdiction), the Trading Advisor shall promptly take such action as may be necessary to comply with the Limits with respect to the Account or any other accounts under its or their management, to the extent practicable, on a fair and equitable basis.

8. Representations and Warranties

(a) Representations and Warranties of the Trading Advisor. The Trading Advisor hereby represents and warrants to Series J and the Managing Owner as follows:

(i) The Trading Advisor is duly organized and validly existing under the laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction in which the failure to so qualify could have a materially adverse affect on the Trading Advisor’s ability to perform its obligations under this Agreement.

(ii) The Trading Advisor has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to own its properties (including, but not limited to, its Program) and conduct its business as described in this Agreement and the Program Disclosure.

(iii) The performance of the obligations under this Agreement by the Trading Advisor, its Affiliates and personnel will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which the Trading Advisor or its employees or Affiliates is a party or by which any such person is bound or to which any of the property (including but not limited to the Program) or assets of any such person is subject, or any order, rule, law, regulation, or other legal requirement applicable to any such person or to the property or assets of any such person.

(iv) The Trading Advisor is currently registered as an investment adviser with the SEC or one or more states, and such registration has not expired or been revoked, suspended, terminated or not renewed, or been materially limited, conditioned, restricted, or qualified in any respect. The Trading Advisor and each Principal have all required governmental, regulatory, and self-regulatory licenses, registrations and memberships necessary to carry out its obligations under this Agreement and to act as described in this Agreement.

(v) The Trading Advisor is currently registered as a commodity trading advisor with the CFTC and is a member of the NFA in such capacity, and such registration and membership has not expired or been revoked, suspended, terminated, not renewed, or been materially limited, conditioned, restricted, or qualified in any respect. The Trading Advisor and its Affiliates and administrative personnel have all required governmental and regulatory registrations and memberships necessary to carry out their respective obligations under this Agreement and to act as described in this Agreement.

(vi) The information contained in the Program Disclosure attached hereto as Exhibit A and the reports provided to the Managing Owner under this Agreement are true, accurate, and complete in all material respects and do not contain any misleading or untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements are made and the Program Disclosure contains all statements and information required to be included under the CE Act.

(vii) All information provided to the Managing Owner by the Trading Advisor specifically relating to the Trading Advisor and the Trading Advisor principals and trading systems, methods and performance for inclusion in the Memorandum is accurate and complete in all material respects at each time such information is provided. With respect to the Trading Advisor, the Trading Advisor principals, and its trading systems, methods and performance: (i) the Memorandum contains all statements and information required to be included therein under the CE Act and the rules and regulations thereunder, and (ii) the Memorandum does not contain, and will not during the term of this Agreement contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements were made, not misleading. Except as otherwise disclosed in the Memorandum, the actual performance of each discretionary account directed by the Trading Advisor or any principal of the Trading Advisor, on either a composite or a stand-alone basis, as provided by the Trading Advisor to the Managing Owner for inclusion in the Memorandum, is or will be in accordance with the then current CFTC Rules. The information regarding the actual performance of such accounts set forth in the Memorandum has been calculated and presented in accordance with the descriptions therein and is complete and accurate in all material respects.

(viii) To the best of its knowledge, there are no material actions, suits, proceedings, or investigations pending or threatened against the Trading Advisor or its principals or Affiliates, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, any self-regulatory organization, or any exchange. None of the Trading Advisor or any Trading Advisor principal has received any notice of an investigation by the NFA, CFTC or other administrative agency or self-regulatory body (whether United States or foreign) regarding noncompliance by the Trading Advisor or any of the Trading Advisor principals with the CE Act or any other applicable law.

(ix) To the best of the Trading Advisor’s knowledge after due inquiry, the Trading Advisor has complied, and will continue to comply, with all laws, rules, and regulations having application to its business, properties and assets, including but not limited to the CE A and the rules and regulations thereunder to the extent applicable. Without limiting the generality of the foregoing, the Trading Advisor has and will at all times (A), in selecting futures commission merchants, brokers and dealers to effect portfolio transactions for Series J, seek best execution, taking into consideration such factors as the ability of the firm to effect the transactions, their facilities, reliability and financial responsibility and the provision or payment of the costs of research products and services which are of benefit to Series J, the Trading Advisor or related funds and accounts, (B) maintain policies and procedures to ensure that the allocation of opportunities among similarly situated clients is fair and equitable and that any allocation of instruments among clients will be done before, at or promptly after the transaction, and (C) maintain all required written policies and procedures.

The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing incomplete or inaccurate, the Trading Advisor shall promptly notify the Managing Owner and Series J of the occurrence of such event.

(b) Representations and Warranties of Series J. Series J hereby represents and warrants to the Managing Owner and the Trading Advisor as follows:

(i) Series J is duly organized and validly existing under the laws of its jurisdiction of organization and is qualified to do business in each jurisdiction in which the failure to so qualify would have a materially adverse affect on Series J’s ability to perform its obligations under this Agreement.

(ii) Series J has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to own its properties and conduct its or his business as described in this Agreement and the Memorandum.

(iii) The performance of the obligations under this Agreement by Series J will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which Series J is a party or by which Series J is bound or to which any of the property or assets of Series J is subject, or any order, rule, law, regulation, or other legal requirement applicable to Series J or to the property or assets of Series J

(iv) Series J is and during the term of this Agreement will remain a “qualified eligible person” as defined in CFTC Regulation 4.7 and an “eligible contract participant” as defined in Section 1(a)(12) of the CE Act.

(v) Series J has all required governmental and regulatory registrations and memberships necessary to carry out its obligations under this Agreement.

(vi) Series J has complied, and will continue to comply, with all laws, rules and regulations having application to its business, properties and assets, and has adopted anti-money laundering policies and procedures consistent with the U.S. PATRIOT Act.

(vii) Except as set forth in the Memorandum, there are no actions, suits, proceedings, or investigations pending or threatened against Series J, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, any self-regulatory organization, or any exchange.

(viii) The information contained in the Memorandum, other than information supplied by the Trading Advisor, is true, accurate, and complete in all material respects and does not contain any misleading or untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing incomplete or inaccurate, Series J shall promptly notify the Trading Advisor and the Managing Owner of the occurrence of such event.

(c) Representations and Warranties of the Managing Owner. The Managing Owner hereby represents and warrants to the Trading Advisor and Series J as follows:

(i) The Managing Owner duly organized and validly existing under the laws of its jurisdiction of organization and is qualified to do business in each jurisdiction in which the failure to so qualify would have a materially adverse affect on Series J’s ability to perform its obligations under this Agreement.

(ii) The Managing Owner has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to own its properties and conduct its business as described in this Agreement and the Memorandum.

(iii) The performance of the obligations under this Agreement by the Managing Owner and its affiliates and administrative personnel will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which the Managing Owner is a party or by which it is bound or to which any of the property or assets of the Managing Owner or its affiliates and administrative personnel is subject, or any order, rule, law, regulation, or other legal requirement applicable to any such person or to the property or assets of such person.

(iv) The Managing Owner is registered as an investment adviser with the SEC and as a commodity pool operator and commodity trading advisor with the CFTC.

(v) To the best of its knowledge there are no actions, suits, proceedings, or investigations pending or threatened against the Managing Owner or its principals or affiliates, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, any self-regulatory organization, or any exchange.

(vi) To the best of the Managing Owner’s knowledge, the Managing Owner has complied, and will continue to comply, with all laws, rules, and regulations having application to its business, properties and assets, including but not limited to the CE Act and the rules and regulations thereunder to the extent applicable.

(vii) The Managing Owner shall not engage any investment manager, trading advisor or subadvisor other than the Trading Advisor to manage the assets of Series J.

The foregoing representations and warranties shall be continuing during the term of this Agreement and if at any time any event shall occur which could make any of the foregoing incomplete or inaccurate, the Managing Owner shall promptly notify the Trading Advisor and Series J of the occurrence of such event.

9. Indemnification and Limitation of Liability

(a) Limitation of Liability.

(i) The Trading Advisor, its affiliates and their respective directors, officers, shareholders, employees, agents and controlling persons (“Trading Advisor Indemnified Persons”) shall not be liable to Series J or the Managing Owner for any acts or omissions arising out of or in connection with Series J, any investment made or held by Series J, or this Agreement unless such action or inaction constituted bad faith, willful misconduct or gross negligence.

(ii) Series J, the Managing Owner, their affiliates and their respective directors, officers, shareholders, members, employees, agents and controlling persons (“Managing Owner Indemnified Persons”) shall not be liable to the Trading Advisor for any acts or omissions arising out of or in connection with this Agreement unless such action or inaction constituted bad faith, willful misconduct or gross negligence.

(b) Indemnification by the Trading Advisor. The Trading Advisor shall indemnify, hold harmless and defend the Managing Owner Indemnified Persons from and against, any loss, liability, claim, demand, damage, cost and expense (including reasonable attorneys’ and accountants’ fees and cost of investigation) (collectively referred to herein as “Liabilities”) arising out of or based upon (i) an act, omission, conduct or activity of the Trading Advisor under this Agreement arising from a material breach of any representation, warranty, covenant or material term of this Agreement by the Trading Advisor, (ii) any acts, omissions or alleged acts or omissions to act due to, bad faith, willful misconduct or gross negligence by the Trading Advisor, or (iii) a misleading or untrue statement of a material fact provided by the Trading Advisor for inclusion in the Memorandum provided to Series J or the Managing Owner or an omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Indemnification by Series J. Series J shall indemnify, hold harmless and defend the Managing Owner, its Affiliates and the Trading Advisor Indemnified Persons from and against, any Liabilities arising out of or based upon (i) an act, omission, conduct or activity of Series J under this Agreement arising from a material breach of any representation, warranty, covenant or material term of this Agreement by Series J, (ii) any acts, omissions or alleged acts or omissions arising out of or in connection with Series J or this Agreement, any investment made or held by Series J, provided that such acts, omissions or alleged acts or omission upon which such actual or threatened action, proceeding or claim are based did not constitute willful misconduct or gross negligence by such Trading Advisor Indemnified Person, or (iii) a misleading or untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereto, or an omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Procedure for Indemnification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of an action or claim to which either such Section may apply, the indemnified party shall notify the indemnifying party in writing of the commencement of such action or claim if a claim for indemnification in respect of such action or claim may be made against the indemnifying party under either such Section; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party under either such Section (except where such omission shall have materially prejudiced the indemnifying party) or otherwise. In case any such action or claim shall be brought against an indemnified party and the indemnified party shall notify the indemnifying party of the commencement of such action or claim, the indemnifying party shall be entitled to participate in such action or claim and, to the extent that the indemnifying party may desire, to assume the portion of the defense of such action or claim with respect to which the indemnifying party has an indemnification obligation hereunder with counsel selected by the indemnifying party and approved by the indemnified party. After notice from the indemnifying party to the indemnified party of the indemnifying party’s election so to assume the defense of such action or claim, or the applicable portion thereof, the indemnifying party shall not be liable to the indemnified party for any legal, accounting, and other fees and expenses subsequently incurred by the indemnified party in connection with the defense of such action or claim other than reasonable costs of investigation.

(e) Availability of Other Remedies. The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party.

10. Confidentiality

(a) Proprietary Information. The Trading Advisor’s trading methodologies, systems, strategies, formulae and programs, trading advice, trading instructions, research data bases, and computer software (including Financial Instrument positions established pursuant thereto) (the “Proprietary Information”) are the sole and exclusive property of the Trading Advisor. The Proprietary Information will be kept confidential and will not, without the prior written consent of the Trading Advisor, be disclosed either directly or indirectly by Series J or the Managing Owner or by Series J’s or the Managing Owner’s representatives, beneficial owners, officers, directors or employees (collectively, “Representatives”), in any manner whatsoever, in whole or in part, and will not be used by Series J, the Managing Owner or their Representatives for any purpose whatsoever other than for the purpose of evaluating and monitoring Series J’s trading and performance. Moreover, Series J and the Managing Owner agree to reveal the Proprietary Information only to such of Series J’s and the Managing Owner’s Representatives who need to know the Proprietary Information for the purpose of evaluating Series J’s trading and performance, who are informed by Series J or the Managing Owner of the confidential nature of the Proprietary Information and who agree to treat the Proprietary Information as confidential and proprietary.

(b) Information Not Subject to Confidentiality Obligations. The obligations of the parties in relation to confidentiality will not apply to the extent that any Proprietary Information (i) is required to be disclosed in accordance with any law, rule, regulation or order of any court, arbitration panel, governmental, regulatory or self-regulatory authority or any audit requirement, or (ii) has entered into the public domain other than by a breach of duty on the part of Series J or the Managing Owner.

11. Entire Agreement

This Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties.

12. Assignment

This Agreement shall not be assigned by any party hereto without the prior express written consent of the other parties.

13. Amendment; Waiver

This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

14. Severability

If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

15. Notices

Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service or facsimile transmission (with electronic confirmation) and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to Series J:

World Monitor Trust III – Series J

c/o Kenmar Preferred Investments Corp.

900 King Street, Suite 100

Rye Brook, New York 10573

Attn: General Counsel

Facsimile: (914) 307-4045

E-mail: legaldept@kenmar.com

with copies to:

Kenmar Preferred Investments Corp.

900 King Street, Suite 100

Rye Brook, New York 10573

Attn: General Counsel

Facsimile: (914) 307-4045

E-mail: legaldept@kenmar.com

and

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Attention: Timothy P. Selby, Esq.

Facsimile: (212) 210-9494

E-mail: timothy.selby@alston.com

If to the Managing Owner:

Kenmar Preferred Investment Corp.

900 King Street, Suite 100

Rye Brook, New York 10573

Attn: General Counsel

Facsimile: (914) 307-4045

E-mail: legaldept@kenmar.com

with a copy to:

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Attention: Timothy P. Selby, Esq.

Facsimile: (212) 210-9494

E-mail: timothy.selby@alston.com

If to the Trading Advisor:

Paskewitz Asset Management, LLC

100 Plainfield Avenue, Suite 1

Edison, NJ 08817

Attn: Diana King

E-mail: dianak@pamhf.com

16. Governing Law

This Agreement shall be governed by and construed in accordance with the law of the State of New York (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

17. Arbitration

The parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute arising out of, relating to or in connection with this Agreement, such dispute shall be resolved exclusively by arbitration to be conducted only in the county and state of New York, New York in accordance with the rules of JAMS/Endispute (“JAMS”) applying the laws of New York or the United States, as appropriate. Disputes shall not be resolved in any other forum or venue. The parties agree that such arbitration shall be conducted by a retired judge who is experienced in resolving similar disputes, that discovery shall not be permitted except as required by the rules of JAMS, that the arbitration award shall not include factual findings or conclusions of law, and that no punitive damages shall be awarded. The parties understand that their right to appeal or to seek modification of any ruling or award of the arbitrator is severely limited. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction in the county and state of New York, New York or as otherwise provided by law.

18. Survival

The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

19. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

20. Headings

Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

21. No Third Party Beneficiaries

This Agreement is not intended to and shall not convey any rights to persons not a party to this Agreement.

[Remainder of page left blank intentionally.]

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first written above.

WORLD MONITOR TRUST III – SERIES J

By:	Kenmar Preferred Investments Corp., its Managing Owner

	By:	/s/ Esther E. Goodman
	Name:	Esther E. Goodman
	Title:	Senior Executive Vice President and Chief Operating Officer

KENMAR PREFERRED INVESTMENTS CORP.

By:	/s/ Esther E. Goodman
Name:	Esther E. Goodman
Title:	Senior Executive Vice President and Chief Operating Officer

PASKEWITZ ASSET MANAGEMENT, LLC

By:	/s/ Diana King
Name:	Diana King
Title:	Chief Financial Officer

EXHIBIT A

Program Disclosure

Paskewitz Contrarian Stock Index Program

In implementing its Contrarian Stock Index Program, the Trading Advisor intends to invest in S&P 500 futures with the objective of achieving consistent capital growth, which is uncorrelated or negatively correlated with the CTA Index, the S&P 500 index, the U.S. Government Bond index, as well as all other major hedge fund indices. The Trading Advisor utilizes a fully-systematic contrarian program that employs multiple models to forecast short and intermediate term tops and bottoms in the S&P 500 index, and then simultaneously generate trades, buying identified bottoms and selling identified tops. The trading portfolio represents the net outcomes of the predictive sub-models. For example, if 2 of the sub-models wanted by buy, and 1 wanted to short, then the portfolio trade would be to “buy 1 unit”, since the other buy and simultaneous short signals would be cancelled out. Risk control is both pro-active and reactive. Pro-active risk controls include limits on leverage and scaling of positions appropriate to investor volatility and return objectives. Typical exposure is approximately 1/4 of maximum exposure, and at times, the strategy can be completely out of the market. Pro-active risk control is further provided by strategy diversification. Reactive risk controls include a stop loss on positions. An adverse scenario for this strategy is that an adverse large price gap occurs subsequent to the portfolio putting on a maximum exposure position.

MARKET RISKS ARE INHERENT IN ALL INVESTMENT STRATEGIES TO VARYING DEGREES. THE TRADING ADVISOR’S TRADING PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS, AND NO ASSURANCES CAN BE GIVEN THAT A CLENT WILL ACHIEVE ITS INVESTMENT OBJECTIVE OR AVOID SUBSTANTIAL LOSSES.